                                                                  EXHIBIT 4.2(A)


                             WAIVER AND AMENDMENT
                             ---------------------
                 TO FIRST AMENDED INVESTORS' RIGHTS AGREEMENT
                 --------------------------------------------


    THIS WAIVER AND AMENDMENT TO THE FIRST AMENDED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 22nd day of January, 1998, by and among Heska Corporation, a Delaware corporation (the "Company"), and Novartis Produkte AG, Charter Ventures, Charter Ventures II, L.P. and Volendam Investeringen N.V. (the "Holders"):

                             W I T N E S S E T H:

    WHEREAS, the Company and the Holders are parties to that certain First Amended Investors' Rights Agreement, dated as of April 12, 1996 (the "Investors' Rights Agreement");

    WHEREAS, the Company proposes to file a registration statement with the Securities and Exchange Commission in order to register its securities in connection with a firm commitment underwritten public offering of the Company's Common Stock to be co-managed by Merrill Lynch & Co., Credit Suisse First Boston Corporation and Hambrecht & Quist LLC (the "Offering"); and

    WHEREAS, the Company proposes to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, SDI Acquisition Subsidiary, Inc., a Wisconsin corporation, and Sensor Devices, Inc., a Wisconsin corporation, pursuant to which the New Investors (as defined in Section 2 below) will receive shares of Common Stock of the Company;

    WHEREAS, the Holders desire that the transactions contemplated by the Merger Agreement be consummated, and, as a condition thereof and to induce such action, the Holders are willing to enter into this Agreement to permit the New Investors to become parties to the Investors' Rights Agreement, as set forth in Section 2 below.

    In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1.  Waiver of Registration and Written Notice Rights.  Pursuant to Section
        ------------------------------------------------
6.1 of the Investors' Rights Agreement, the Holders hereby consent, on behalf of themselves and all other stockholders having rights under the Investors' Rights Agreement, to waive the observance of, and their rights under, Section 2 of the Investors' Rights Agreement, including, but not limited to the Holders' rights to participate in up to 15% of the shares offered by the Company and rights to receive written notice from the Company, with respect to the Offering for a period commencing on the date hereof and continuing to a date 90 days after the effective date of the Registration Statement filed with the Securities and Exchange Commission with respect to the Common Stock to be sold in the Offering (the "Effective Date"); provided, however, that the foregoing waiver shall terminate if the Effective Date has not occurred on or before June 1, 1998.

    2.  Additional Parties to the Agreement.  Schedule B to the Investors'
        -----------------------------------
Rights Agreement is hereby amended to include the beneficial owners of SDI Common Stock (as defined in the Merger Agreement) as set forth on Schedule 2.1(d) to the Merger Agreement (but not including any beneficial owner who does not receive any of the Merger Consideration (as defined in the Merger Agreement) because of such owner's assertion of his or her dissenters' rights or otherwise); provided, however, that such parties shall be added as parties to the Investors' Rights Agreement only with respect to Section 2.3 and related sections of the Investors' Rights Agreement and only with respect to fifty percent (50%) of the Common Stock of the Company received by each such party as a result of the Merger (as defined in the Merger Agreement) (the "New Investors' Shares").

    3.  Amendments to Agreement.  The New Investors are collectively referred to
        -----------------------
as "Holders" and the New Investors' Shares are collectively referred to as "Registrable Securities" for purposes of the Investors' Rights Agreement.

    4.  Effectiveness.  The waiver and amendment set forth in this Agreement
        -------------
shall be effective as of the date first above written, and, except as expressly modified by this Agreement, the Investors' Rights Agreement, as originally written and as subsequently amended, shall remain in full force and effect.

    5.  Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Holders and their respective successors, assigns, heirs and personal representatives.

    6.  Severability.  If one or more provisions of this Agreement are held to
        ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    7.  Entire Agreement.  This Agreement, together with the Investors' Rights
        ----------------
Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              HESKA CORPORATION



                              By: /s/ Fred M. Schwarzer
                                 -------------------------------------------

                              Name: Fred M. Schwarzer
                                   -----------------------------------------

                              Title President
                                    ----------------------------------------

                              Address:  1825 Sharp Point Way
                                        Fort Collins, Colorado 80525



                              HOLDERS:
                              -------

                              NOVARTIS PRODUKTE AG

                              By: /s/ H.B. Gurtler      /s/ R. Muttenzer
                                 -------------------------------------------

                              Name__________________________________________

                              Title_________________________________________

                              Address:  P.O. Box
                                        ------------------------------------

                                        CH-4002 Basel
                                        ------------------------------------
                                        Switzerland


                              CHARTER VENTURES


                              By: /s/ A. Barr Dolan
                                 -------------------------------------------

                              Name: A. Barr Dolan
                                   -----------------------------------------

                              Title General Partner
                                    ----------------------------------------

                              Address:  525 University Avenue
                                        ------------------------------------

                                        Palo Alto, CA 94301
                                        ------------------------------------

                         CHARTER VENTURES II, L.P.


                         By: /s/ A. Barr Dolan
                            ---------------------------------------------

                         Name A. Barr Dolan
                             --------------------------------------------

                         Title General Partner
                               ------------------------------------------

                         Address: 525 University Avenue
                                  ---------------------------------------

                                  Palo Alto, CA 94301
                                  ---------------------------------------



                         VOLENDAM INVESTERINGEN N.V.


                         By: MeesPierson Trust (Curacao) N.V.
                           ----------------------------------------------

                         Name: /s/ Anneke Soedhoe   /s/Andries Kroon
                             ---------------------------------------------

                         Title Managing Director
                               -------------------------------------------

                         Address: 14 J.B. Gorsiraweg
                                  ----------------------------------------

                                  Curacao, Netherlands Antilles
                                  ----------------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   FIRST AMENDED INVESTORS' RIGHTS AGREEMENT



     WHEREAS, Heska Corporation ("Heska") and the present Holders under the First Amended Investors' Rights Agreements dated April 12, 1996, as amended, by and among the Heska and the Holders, as defined therein (the "Investors' Rights Agreement"), have agreed to the addition of certain former shareholders of Sensor Devices, Inc. ("SDI") identified on Exhibit A hereto (the "SDI Shareholders") as parties to the Investors' Rights Agreement, to the extent and on the terms set forth below:

     NOW, THEREFORE, each SDI Shareholder indicated on Exhibit A hereto shall be deemed a party to the Investors' Rights Agreement; provided, however, that such SDI Shareholder shall be deemed a party only with respect to Section 2.3 and related sections of the Investors' Rights Agreement and only with respect to the number of shares of Common Stock of Heska listed on Exhibit A hereto (the "New Investor Shares"). Accordingly, each SDI Shareholder shall be deemed a "Holder," and the New Investor Shares shall be deemed "Registrable Securities," for purposes of such Sections 2.3 and related sections of the Investors' Rights Agreement.

     IN WITNESS WHEREOF, the undersigned Shareholder Agent, designated as such under that certain Agreement and Plan of Merger dated as of February 3, 1998 by and among Heska, Red River Merger Subsidiary, Inc. and SDI, have executed this Agreement on behalf of and for the benefit of the SDI Shareholders effective as of March __, 1998.


                               SDI SHAREHOLDER AGENTS



                                 /s/ Richard D. Pauls
                               ----------------------------------------
                                              Richard D. Pauls



                                /s/ Steven D. Wiederholt
                               ----------------------------------------
                                              Steven D. Wiederholt


                              HESKA CORPORATION



                              By /s/Fred M. Schwarzer
                                 --------------------------------------

                              Title: President
                                     ----------------------------------